Calculation of Filing Fee Tables
F-3
Universe Pharmaceuticals INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Class A Ordinary Shares	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Warrants	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Rights	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Units	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Unallocated (Universal) Shelf	457(o)			$ 200,000,000.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees to be Paid	2	Equity	Class A Ordinary Shares	Other	4,376,552	$ 4.71	$ 20,613,559.92	0.0001381	$ 2,846.73
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 220,613,559.92		$ 30,466.73
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 21,112.27
			Net Fee Due:						$ 9,354.46
Offering Note
[1]	There are being registered hereunder such indeterminate number of Class A ordinary shares, debt securities, warrants, rights, and units as shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder also include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3 under the Securities Act.

[2]	Represents up to 4,376,552 Class A ordinary shares of the Registrant to be offered and sold by the selling shareholders identified in the prospectus. This estimate is made pursuant to Rule 457(c) of the Securities Act, solely for purposes of calculating the registration fee. The proposed maximum offering price is calculated on the average of the high ($4.805) and low ($4.61) prices for the Registrant's ordinary shares as listed on the Nasdaq Capital Market on September 24, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Universe Pharmaceuticals INC	F-3	333-268028	10/27/2022		$ 21,112.27	Unallocated (Universal) Shelf	0	0	$ 191,581,386.00
Fee Offset Sources	2	Universe Pharmaceuticals INC	F-3	333-268028		10/27/2022						$ 21,112.27
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $21,112.27 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant's prior unallocated (universal) shelf registration statement on Form F-3 originally filed on October 27, 2022 (File No. 333-268028) (the "Prior Registration Statement"), which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. $191,581,386 of aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.

Offset Note
[2]	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $21,112.27 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the Prior Registration Statement, which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. $191,581,386 of aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date